EXHIBIT 10.28

INCENTIVE PAYMENT AGREEMENT

THIS AGREEMENT is made on 14 March 2003

BETWEEN:

1.	KPN Telecom B.V., a company organised under the laws of The Netherlands (“KPN”);

2.	Swisscom AG, a company organised under the laws of Switzerland (“Swisscom”);

3.	Telia AB, a company organised under the laws of Sweden (“Telia”);

(the parties in (1) through (3) each an “Indirect AUCS Stockholder” and together the “Indirect AUCS Stockholders”);

4.	Infonet Services Corporation, a Delaware Corporation (“ISC”);

(each of the above, a “Party” and together the “Parties”).

WHEREAS:

(A)	The Parties entered into a Termination and Transition Agreement dated as of 30 September 2002 (the “TTA”);

(B)	Clause 5 (Closing Date Financial Statements) of the TTA contains undertakings by the Parties to be performed after Completion with respect to, among others, the Closing Date Financial Statements, the Interim Incentive Payment and the Incentive Payment Balance (all of which terms as defined in the TTA).

(C)	The Parties now with to:

(1)	memorialise their compliance with and the result of certain undertakings in clause 5 of the TTA; and

(2)	confirm their agreement on the terms of compliance with certain remaining undertakings in clause 5 of the TTA.

1.	DEFINITIONS AND INTERPRETATION

1.1	Capitalised terms used but not defined in this Agreement shall have the meanings as defined in the TTA.

1.2	Unless otherwise indicated, references to clauses are to clauses of this Agreement.

2.	INTERIM INCENTIVE PAYMENT AND FINAL CLOSING DATE FINANCIAL STATEMENTS

2.1	Interim Incentive Payment

With respect to their undertakings in clause 5.3 and clause 5.4 of the TTA, the Parties recognise and agree that the Indirect AUCS Stockholders have paid the Interim Incentive Payment in the amount of Euro 56,000,000 (56 million Euro) to ISC during December 16th, 17th and 18th, 2002.

2.2	Final Closing Date Financial Statements

With respect to their undertakings in clause 5.5 of the TTA, the Parties confirm that they have agreed on the Closing Date Financial Statements in so far as they can affect the amount of the Incentive Payment. ISC and the Indirect AUCS Stockholders shall procure that the Closing Date Financial Statements shall be signed and initialled on their behalf by duly authorised persons in fourfold no later than 21 March 2003. For this purpose, the Indirect AUCS Stockholders hereby authorise AUCS Management (Mr. Anne van ‘t Zelfde and Mr. Theodorus Cornelis Nieuwenhoven) to sign and initial the Closing Date Financial Statements on their behalf. Subsequently, the Parties shall procure that each Party shall receive a copy of such signed and initialled Closing Date Financial Statements for their records no later than 28 March 2003.

3.	AGREED INCENTIVE PAYMENT AND INCENTIVE PAYMENT BALANCE

3.1	Agreed Incentive Payment

With respect to their undertakings in clause 5.5 of the TTA, the Parties recognise and agree that the agreed Incentive Payment derived from the agreed final Closing Date Financial Statements amounts to Euro 77,000,000 (77 million Euro).

3.2	Incentive Payment Balance

With respect their undertakings in clause 5.5. and clause 5.6 of the TTA:

(a)	the Parties agree that the Incentive Payment Balance is equal to Euro 21,000,000 (21 million Euro), being:

(i)	the agreed Incentive Payment (referred to in clause 3.1); less

(ii)	the Interim Incentive Payment (referred to in clause 2.1); and

(b)	the Parties agree that the Retention Amount shall be equal to Euro 5,000,000 (5 million Euro); and

(c)	the Indirect AUCS Stockholders undertake:

(i)	to pay to ISC into account number 720-5406467-87, with ABN AMRO Bank N.V., Regentlaan 53, 1000 Brussels (Belgium), Swift Code ABNA BE BR, within two weeks from the date of this Agreement, the amount of Euro 16,000,000 (16 million Euro), being the Incentive Payment Balance (referred to in clause 3.2 (a)) less the Retention Amount (referred to in clause 3.2 (b)); and

(ii)	to pay the Retention Amount (referred to in clause 3.2 (b)) into an escrow account with ABN AMRO Bank N.V. on the terms of clause 5.6 et seq of the TTA.

3.	GOVERNING LAW

This Agreement shall be governed and construed in accordance with the laws of the Netherlands.

IN WITNESS WHEREOF the Parties have executed this Agreement on the date first above written:

INDIRECT AUCS STOCKHOLDERS:
/s/ AD SCHEEPBOUWER KPN Telecom B.V.	/s/ GABRIEL RUMO Swisscom AG	/s/ ANDERS IGEL Telia AB

By: AD SCHEEPBOUWER	By: GABRIEL RUMO	By: ANDERS IGEL
Title:	Title:	Title: CEO TELIA SONERA AB
ISC:
/s/ JOSE COLLAZO Infonet Services Corporation
By: JOSE COLLAZO
Title: PRESIDENT, CEO